Exhibit 3.2

WARRANT HOLDER:

NUMBER OF WARRANT SHARES: _______________

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”) NOR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR (B) AN OPINION OF COUNSEL (REASONABLY ACCEPTABLE TO THE COMPANY), IN AN ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER THE SECURITIES ACT.

No. _____________

Issuance Date: _______________

INSYNERGY PRODUCTS, INC

Common Stock Purchase Warrant

Insynergy Products, Inc., a Nevada corporation (the “Company”), for value received, hereby grants to the holder as indicated at the beginning of this Warrant, and his or her successors and permitted assigns (collectively, the “Holder”), this right (the “Warrant”), subject to the terms set forth below, to purchase at the purchase price per share as defined in Section 2.1 below (the “Purchase Price”), up to that number of Shares (defined below), subject to adjustment as herein provided (such total number of Shares that may be purchased hereunder being referred to herein as the “Warrant Shares”).

1.       Definitions. As used herein, the following terms, unless the context otherwise requires, have the following respective meanings:

1.1. “Other Securities” refers to any stock (other than the Shares) and other securities of the Company or any other person (corporate or otherwise) that the Holder at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Shares, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Shares.

1.2. “Shares” means (a) the Company’s $.001 par value per share common stock (the “Common Stock”), as authorized on the date of this Warrant and (b) if the class of securities described in (a) shall cease to be issued and outstanding, securities of the same class issued in exchange for or in respect of the securities described in (a) pursuant to a plan of merger, consolidation, recapitalization or reorganization, the sale of substantially all of the Company’s assets or a similar transaction.

Exhibit C-1

2.       Exercise of Warrant.

2.1. Purchase Price. The Warrant may be exercised, subject to the adjustments in Section 5 hereof, at the initial purchase price of $______ per Share (the “Purchase Price”).

2.2. Exercise Period. The Warrant may be exercised (the “Exercise Period”) at any time from the date of grant to and including the fifth anniversary of the Issuance Date (the “Expiration Date”).

2.3. Shares. The number of shares subject to this warrant is __________ subject to the terms specified herein.

2.4. Exercise in Full. Subject to the limitations stated above, this Warrant may be exercised in full at the option of the Holder by surrender of this Warrant, with the form of subscription at the end hereof duly executed by the Holder, to the Company at its principal office in the United States, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of Shares for which this Warrant may be exercised by the Purchase Price.

2.5. Partial Exercise. This Warrant may be exercised in part by surrender of this Warrant in the manner and at the place provided in subsection 2.4 along with payment in the amount determined by multiplying (a) the number of Shares designated by the Holder in the subscription at the end hereof by (b) the Purchase Price. On any such partial exercise, the Company at its expense will forthwith issue and deliver to or upon the order of the Holder a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of Shares for which such Warrant or Warrants may still be exercised.

3.       Delivery of Share Certificates on Exercise.

3.1. As soon as practicable after the exercise of this Warrant in full or in part, the Company, at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and non-assessable Shares (or Other Securities) to which the Holder shall be entitled on such exercise. No fractional shares shall be issued upon exercise of this Warrant; in lieu of issuance of a fractional share upon any exercise hereunder, the Company will either round up to the nearest whole number of Shares or pay the cash value of the fractional Share, which cash value shall be equal to such fraction multiplied by the then current market value of one full Share.

4.       Covenants as to Shares.

4.1. Issuance of Shares upon Exercise. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof. The Company will at all times have authorized and reserved, free from preemptive rights, a sufficient number of its Shares to provide for the exercise of the rights represented by this Warrant.

Exhibit C-2

4.2  Restrictions on Transfer. Holder represents to the Company that Holder is acquiring the Warrants for Holder’s own investment account and without a view to the subsequent public distribution of the Warrants or Shares otherwise than pursuant to an effective registration statement under the Securities Act. Each Warrant and each certificate for Shares issued to the Holder shall bear a restrictive legend reciting that the same have not been registered pursuant to the Securities Act and may not be transferred in the absence of an effective registration statement under the Securities Act or an exemption therefrom. Each notice of transfer of this Warrant or any Shares purchased pursuant to this Warrant shall describe the manner of the proposed transfer and shall be accompanied by an opinion of counsel experienced in federal securities laws matters and reasonably acceptable to the Company and its counsel to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon the Holder shall be entitled to transfer such securities in accordance with the terms of such notice and such opinion. Restrictions imposed under this Section 4 upon the transferability of the Warrants or of Shares shall cease when:

(a)   A registration statement covering such Shares becomes effective under the Securities Act, or

(b)  The Company receives from the Holder an opinion of counsel experienced in federal securities laws matters, which counsel shall be reasonably acceptable to the Company, that such restrictions are no longer required in order to insure compliance with the Securities Act.

5.       Adjustment of Purchase Price and Number of Warrant Shares.

5.1. Reorganization, Consolidation or Merger. If at any time or from time to time, the Company shall (a) effect a plan of merger, consolidation, recapitalization or reorganization or similar transaction with a corporation (the “Acquiror”) whereby the shareholders of the Company will exchange their shares of the Company for the shares of the Acquiror or its parent corporation, or (b) transfer all or substantially all of its properties or assets to any other person, under any plan or arrangement contemplating the dissolution of the Company (which along with any transactions set forth in (a) hereof shall be an “Extraordinary Transaction”), then, in each such case, the Holder of this Warrant, on the exercise hereof as provided in Section 2 at any time after the completion of any Extraordinary Transaction, shall receive such Shares or Other Securities and property (including cash) to which the Holder would have been entitled in such Extraordinary Transaction as if the Holder had so exercised this Warrant, immediately prior thereto.

Upon any Extraordinary Transaction, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the securities, Shares and Other Securities and property receivable on the exercise of this Warrant after the consummation of reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and any Extraordinary Transaction and shall be binding upon the party or parties to the Extraordinary Transaction and their successors, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 6.

5.2. Subdivisions, Combinations, Stock Dividends and other Issuances. If the Company shall, at any time while this Warrant is outstanding (i) pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock into a larger number of shares, or (iii) combine outstanding Common Stock into a smaller number of shares, then the Purchase Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5.2 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination. The number of shares which may be purchased hereunder shall be increased proportionately to any reduction in Purchase Price pursuant to this Section 5.2, so that after such adjustments the aggregate Purchase Price payable hereunder for the increased number of shares shall be the same as the aggregate Purchase Price in effect just prior to such adjustments.

Exhibit C-3

5.3  Reclassification, etc. If at any time after the date hereof there shall be a reorganization or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

6.       Transfers.

6.1. The Warrant and the Warrant Shares are not transferable, in whole or in part, without compliance with the Securities Act and any applicable state securities laws.

6.2. Subject to Section 6.1 of this Agreement, this Warrant, or any portion hereof, may be transferred by the Holder’s execution and delivery of the form of assignment attached hereto along with this Warrant. Any transferee shall be required, as a condition to the assignment, to deliver all such documentation as the Company deems appropriate. However, until such assignment and such other documentation are presented to the Company at its principal offices in the United States, the Company shall be entitled to treat the Holder as the absolute owner hereof for all purposes.

6.3.  Upon a transfer of this Warrant in accordance with this Section 6, the Company, at its expense, will issue and deliver to or on the order of the new Holder a new Warrant or Warrants of like tenor, in the name of the new Holder or as the new Holder (on payment by the new Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the Shares called for on the face or faces of the Warrant or Warrants so surrendered. If this Warrant is divided into more than one Warrant, or if there is more than one Holder thereof, all references herein to “this Warrant” shall be deemed to apply to the several Warrants, and all references to “the Holder” shall be deemed to apply to the several Holders, except in either case to the extent that the context indicates otherwise.

7.       Replacement of Warrants.

7.1.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

Exhibit C-4

8.       Notices.

8.1. All notices required hereunder shall be deemed to have been given and shall be effective only when personally delivered or sent by Federal Express, UPS or other express delivery service or by certified or registered mail to the address of the Company’s principal office in the United States as follows:

Insynergy Products, Inc.

4705 Laurel Canyon Blvd. Suite 205

Studio City, CA 91607

in the case of any notice to the Company, and until changed by notice to the Company, to the address of the Holder set forth above in the case of any notice to the Holder.

9.       Miscellaneous.

9.1. This Warrant and any term hereof may be changed, waived, discharged or terminated, other than on expiration, only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Nevada. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. This Warrant embodies the entire agreement and understanding between the Company and the other party hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

INSYNERGY PRODUCTS, INC.

By:
Name: Sanford Lang,
Title: Chief Executive Officer

Exhibit C-5

FORM OF SUBSCRIPTION

(To be signed only on exercise of Warrant)

TO INSYNERGY PRODUCTS, INC.:

The undersigned, the holder of the attached Warrant, hereby irrevocably elects to exercise such Warrant for, and to purchase thereunder, __________ Shares (as defined in the attached Warrant) and herewith makes payment of $___________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to _____________________, whose address is ___________________________________.

Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

Dated:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

(Address)

Exhibit C-6

FORM OF ASSIGNMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto ______________________________________________ whose address is ________________________________________________________the right represented by the attached Warrant to purchase _____________ Shares (as defined in the Warrant Agreement governing the attached Warrant) to which the within Warrant relates, and appoints __________________________ Attorney to transfer such right on the books of ____________________________ with full power of substitution in the premises.

Dated:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

(Address)

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit C-7